EXHIBIT 10.2
THE SCOTTS MIRACLE-GRO COMPANY
AMENDED AND RESTATED
2006 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT FOR EMPLOYEES
(with related dividend equivalents)
RESTRICTED STOCK UNITS GRANTED TO
[Grantee’s Name] ON [Grant Date]
The Scotts Miracle-Gro Company (“Company”) believes that its business interests are best served by ensuring that you have an opportunity to share in the Company’s business success. To this end, the Company adopted The Scotts Miracle-Gro Company Amended and Restated 2006 Long-Term Incentive Plan (“Plan”) through which key employees, like you, may acquire (or share in the appreciation of) common shares, without par value, of the Company (“Shares”). Capitalized terms that are not defined in this Award Agreement have the same meanings as in the Plan.
This Award Agreement describes the type of Award that you have been granted and the terms and conditions of your Award. To ensure you fully understand these terms and conditions, you should:
•	Read the Plan and this Award Agreement carefully; and
•	Contact [Title] at [Telephone Number] if you have any questions about your Award. Or, you may send a written inquiry to the address shown below:
The Scotts Miracle-Gro Company
Attention: [Title]
14111 Scottslawn Road
Marysville, Ohio 43041
Also, no later than [Date 30 Days After Grant Date], you must return a signed copy of this Award Agreement to:
[Third Party Administrator]
Attention: [TPA Contact’s Name]
[TPA Contact’s Address]
[TPA Telephone Number]
The Company intends that this Award satisfy the requirements of Section 409A of the Code and that this Award Agreement be so administered and construed. You agree that the Company may modify this Award Agreement, without any further consideration, to fulfill this intent, even if those modifications change the terms of your Award and reduce its value or potential value.

1. DESCRIPTION OF YOUR RESTRICTED STOCK UNITS
You have been granted [Number] Restricted Stock Units (“RSUs”) and an equal number of related dividend equivalents, subject to the terms and conditions of the Plan and this Award Agreement. The “Grant Date” of your Award is [Grant Date]. Each whole RSU represents the right to receive one full Share at the time and in the manner described in this Award Agreement. Subject to Section 3(f) of this Award Agreement, each dividend equivalent represents the right to receive an amount equal to the dividends that are declared and paid during the period beginning on the Grant Date and ending on the Settlement Date (as described in Section 2(b) of this Award Agreement) with respect to the Share represented by the related RSU.
2. VESTING AND SETTLEMENT
(a) Vesting. Subject to Sections 3(a), 3(b) and 3(c) of this Award Agreement, your RSUs will become 100% vested on [Third Anniversary of Grant Date] (“Vesting Date”).
(b) Settlement. Subject to the terms of the Plan and this Award Agreement, your vested RSUs shall be settled in a lump sum as soon as administratively practicable, but no later than 90 days, following the earliest to occur of: (i) your death; (ii) the date you become Disabled (as defined in Section 2(c) of this Award Agreement); or (iii) [Vesting Date] (the “Settlement Date”). Your whole RSUs shall be settled in full Shares, and any fractional RSU shall be settled in cash, determined based upon the Fair Market Value of a Share on the Settlement Date.
(c) Definitions. For purposes of this Award Agreement, (i) “Disabled” means (A) you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (B) you are, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees of your employer, or (C) you are determined to be totally disabled by the Social Security Administration or Railroad Retirement Board; and (ii) “Terminate” (or any form thereof) means the later of (A) the cessation of the employment relationship between you and the Company and all Affiliates and Subsidiaries for any reason; or (B) the cessation of your service as a member of the Board.
3. GENERAL TERMS AND CONDITIONS
(a) YOU MAY FORFEIT YOUR RSUs IF YOU TERMINATE. Except as otherwise provided in this Section 3(a) and Section 3(c) of this Award Agreement, you will forfeit your RSUs if you Terminate prior to the Vesting Date.
(i) If, prior to the Vesting Date, you (A) Terminate after reaching either (A) age 55 and completing at least 10 years of service with the Company, its Affiliates and/or its Subsidiaries or (B) age 62 regardless of your years of service, (B) die or (C) become Disabled, your RSUs will become 100% vested as of the date of such event and will be settled in accordance with Section 2(b) of this Award Agreement.
(ii) If, prior to the Vesting Date, you Terminate for any reason not described in Section 3(a)(i) of this Award Agreement, your RSUs will be forfeited immediately.

(b) YOU WILL FORFEIT YOUR RSUs IF YOU ENGAGE IN CONDUCT THAT IS HARMFUL TO THE COMPANY (OR ANY AFFILIATE OR SUBSIDIARY). You will forfeit any outstanding RSUs and related dividend equivalents and must return to the Company all Shares and other amounts you have received through the Plan if, without the Company’s written consent, you do any of the following within 180 days before and 730 days after you Terminate:
(i) You serve (or agree to serve) as an officer, director, consultant, manager or employee of any proprietorship, partnership, corporation or other entity or become the owner of a business or a member of a partnership, limited liability company or other entity that competes with any portion of the Company’s (or any Affiliate’s or Subsidiary’s) business with which you have been involved any time within five years before your Termination or render any service (including, without limitation, advertising or business consulting) to entities that compete with any portion of the Company’s (or any Affiliate’s or Subsidiary’s) business with which you have been involved any time within five years before your Termination;
(ii) You refuse or fail to consult with, supply information to or otherwise cooperate with the Company or any Affiliate or Subsidiary after having been requested to do so;
(iii) You deliberately engage in any action that the Company concludes has caused substantial harm to the interests of the Company or any Affiliate or Subsidiary;
(iv) On your own behalf or on behalf of any other person, partnership, association, corporation, limited liability company or other entity, you solicit or in any manner attempt to influence or induce any employee of the Company or any Affiliate or Subsidiary to leave the Company’s or any Affiliate’s or Subsidiary’s employment or use or disclose to any person, partnership, association, corporation, limited liability company or other entity any information obtained while an employee of the Company or any Affiliate or Subsidiary concerning the names and addresses of the Company’s or any Affiliate’s or Subsidiary’s employees;
(v) You disclose confidential and proprietary information relating to the Company’s or any Affiliate’s or Subsidiary’s business affairs (“Trade Secrets”), including technical information, product information and formulae, processes, business and marketing plans, strategies, customer information and other information concerning the Company’s or any Affiliate’s or Subsidiary’s products, promotions, development, financing, expansion plans, business policies and practices, salaries and benefits and other forms of information considered by the Company or any Affiliate or Subsidiary to be proprietary and confidential and in the nature of Trade Secrets;
(vi) You fail to return all property (other than personal property), including keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data, formulae or any other tangible property or document and any and all copies, duplicates or reproductions that you have produced or received or have otherwise been submitted to you in the course of your service to the Company or any Affiliate or Subsidiary; or
(vii) You engaged in conduct that the Committee reasonably concludes would have given rise to a Termination for Cause had it been discovered before you Terminated.

(c) CHANGE IN CONTROL. Normally, your RSUs will vest and be settled only under the circumstances described in Sections 2 and 3(a)(i) of this Award Agreement. However, if there is a Change in Control, your RSUs will vest and be settled as described in the Plan. You should read the Plan carefully to ensure that you understand how this may happen.
(d) AMENDMENT AND TERMINATION. Subject to the terms of the Plan, the Company may amend or terminate this Award Agreement or the Plan at any time.
(e) RIGHTS BEFORE YOUR RSUs ARE SETTLED. Except as provided in Section 3(f) of this Award Agreement, you will have none of the rights of a shareholder with respect to Shares underlying the RSUs unless and until you become the record holder of such Shares.
(f) DIVIDEND EQUIVALENTS. You will be entitled to receive a dividend equivalent equal to any dividends declared and paid on each Share represented by a related RSU, subject to the same terms and conditions as the related RSU. Any dividend equivalents described in this Section 3(f) will be distributed to you in accordance with Section 2(b) of this Award Agreement or forfeited, depending on whether or not you have met the conditions described in this Award Agreement and the Plan. Any such distributions will be made in (i) cash, for any dividend equivalents relating to cash dividends and (ii) Shares, for any dividend equivalents relating to Share dividends.
(g) BENEFICIARY DESIGNATION. You may name a beneficiary or beneficiaries to receive any RSUs and related dividend equivalents that vest before you die but are settled after you die. This may be done only on the attached Beneficiary Designation Form and by following the rules described in that Form. The Beneficiary Designation Form does not need to be completed now and is not required as a condition of receiving your Award. However, if you die without completing a Beneficiary Designation Form or if you do not complete that Form correctly, your beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.
(h) TRANSFERRING YOUR RSUs AND RELATED DIVIDEND EQUIVALENTS. Normally, your RSUs and related dividend equivalents may not be transferred to another person. However, as described in Section 3(g) of this Award Agreement, you may complete a Beneficiary Designation Form to name the person to receive any RSUs and related dividend equivalents that are vested before you die but are settled after you die. Also, the Committee may allow you to place your RSUs and related dividend equivalents into a trust established for your benefit or the benefit of your family. Contact [Third Party Administrator] at [TPA Telephone Number] or at the address given above if you are interested in doing this.

(i) GOVERNING LAW. This Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.
(j) OTHER AGREEMENTS. Your RSUs and related dividend equivalents will be subject to the terms of any other written agreements between you and the Company or any Affiliate or Subsidiary to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement.
(k) ADJUSTMENTS TO YOUR RSUs. Subject to the terms of the Plan, your RSUs and related dividend equivalents will be adjusted, if appropriate, to reflect any change to the Company’s capital structure (e.g., the number of Shares underlying your RSUs will be adjusted to reflect a stock split).
(l) OTHER RULES. Your RSUs and related dividend equivalents are subject to more rules described in the Plan. You should read the Plan carefully to ensure you fully understand all the terms and conditions of the grant of RSUs and related dividend equivalents under this Award Agreement.
4. YOUR ACKNOWLEDGMENT OF AWARD CONDITIONS
By signing below, you acknowledge and agree that:
(a) A copy of the Plan has been made available to you;
(b) You understand and accept the terms and conditions of your Award;
(c) You will consent (on your own behalf and on behalf of your beneficiaries and transferees and without any further consideration) to any necessary change to your Award or this Award Agreement to comply with any law and to avoid paying penalties under Section 409A of the Code, even if those changes affect the terms of your Award and reduce its value or potential value; and
(d) You must return a signed copy of this Award Agreement to the address given above before [Date 30 Days After Grant Date].

[Grantee’s Name]	THE SCOTTS MIRACLE-GRO COMPANY

By:	By:

Date signed:		[Name of Company Representative]

[Title of Company Representative]
Date signed:

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